Exhibit 10.1

DIRECTOR NOMINATION AGREEMENT

THIS DIRECTOR NOMINATION AGREEMENT (this “Agreement”) is made and entered into as of April 15, 2026, by and among Madison Air Solutions Corporation, a Delaware corporation (the “Company”), and Madison Industries Holdings LLC, a Delaware limited liability company (“Holdings”), an entity controlled by the Company’s founder, Larry W. Gies (the “Founder”). This Agreement shall be effective from the date hereof (the “Effective Date”).

WHEREAS, the Company intends to consummate an initial public offering of shares of its Class A common stock, par value $0.0000001 (“Class A common stock,” together with the Company’s Class B common stock, the “Common Stock”); and

WHEREAS, in connection with such events, the parties hereto desire to provide for certain governance rights and other matters with respect to the Company upon the effectiveness of this Agreement.

NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree, subject to Section 13 as follows:

1. Board Nomination Rights.

(a) From the Effective Date, (A) Holdings shall have the right, but not the obligation, to nominate to the Board a number of nominees equal to at least: (i) all of the nominees for election to our Board for so long as Holdings beneficially owns 50% or more of the Original Amount; (ii) a number of directors (rounded up to the nearest whole number) equal to 50% of the total directors for so long as Holdings beneficially owns more than 40% and up to 50% of the Original Amount; (iii) a number of directors (rounded up to the nearest whole number) equal to 40% of the total directors for so long as Holdings beneficially owns over 30% and up to 40% of the Original Amount; (iv) a number of directors (rounded up to the nearest whole number) equal to 30% of the total directors for so long as Holdings beneficially owns more than 20% and up to 30% of the Original Amount; (v) a number of directors (rounded up to the nearest whole number) equal to 20% of the total directors for so long as Holdings beneficially owns more than 10% and up to 20% of the Original Amount; and (vi) a number of director nominees (rounded up to the nearest whole number) equal to 10% of the total directors for so long as Holdings beneficially owns more than 5% and up to 10% of the Original Amount (such persons, the “Nominees”). For purposes of calculating the number of Directors that Holdings is entitled to nominate pursuant to the immediately preceding sentence, any fractional amounts shall automatically be rounded up to the nearest whole number (e.g., 1 ¼ Directors shall equate to 2 Directors) and any such calculations shall be made after taking into account any increase in the total number of Directors. Upon the death or Disability of the Founder, Holdings will no longer hold the nomination rights specified in (i) through (vi).

(b) In the event that Holdings has nominated less than the total number of nominees that Holdings shall be entitled to nominate pursuant to Section 1(a), Holdings shall have the right, at any time, to nominate such additional nominees to which it is entitled, in which case, the Company and the Directors shall take all necessary corporation action, to the fullest extent permitted by applicable law (including with respect to fiduciary duties under Delaware law), to (x) cause the Holdings nominee to be elected to the Board, either by filling any vacancy on the Board created when a director previously nominated by Holdings ceased to be a director, or, if there is no such vacancy to fill, by increasing the size of the Board by the number necessary to create a directorship for the Holdings nominee and filling such newly created directorship(s) with the individual nominated by Holdings.

(c) The Company shall pay all reasonable out-of-pocket expenses incurred by any Nominee in connection with the performance of his or her duties as a director and in connection with his or her attendance at any meeting of the Board.

(d) For purposes of this Agreement, the following terms shall have the following meanings:

(i)
“Affiliate” of any person shall mean any other person controlled by, controlling or under common control with such person; where “control” (including, with its correlative meanings, “controlling,” “controlled by” and “under common control with”) means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities, by contract or otherwise).
(ii)
“Beneficially Own” shall mean that a specified person has or shares the right, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, to vote and/or dispose of (or to direct the voting and/or disposition of) any shares of capital stock of the Company.
(iii)
“Director” means any member of the Board.
(iv)
“Disability” means with respect to an individual, permanent and total disability such that the individual is unable to engage in any substantial gainful activity by reason of any medically determinable mental impairment which would reasonably be expected to result in death or which has lasted or would reasonably be expected to last for a continuous period of not less than 12 months as determined by a licensed medical practitioner. In the event of a dispute whether the individual has suffered a Disability, no Disability of the individual shall be deemed to have occurred unless and until an affirmative ruling regarding such Disability has been made by a court of competent jurisdiction, and such ruling has become final and nonappealable.
(v)
“Original Amount” means, with respect to Holdings, the aggregate number of shares of Common Stock held, directly or indirectly, by Holdings immediately following the closing of the IPO, as such number may be adjusted from time to time for any reorganization, recapitalization, stock dividend, stock split, reverse stock split or other similar changes in the Company’s capitalization. As of the Effective Date, the Original Amount of Holdings is equal to 324,379,859.

(e) No reduction in the number of shares of Common Stock that Holdings Beneficially Owns shall shorten the term of any incumbent director. At the Effective Date, the Board shall be comprised of 4 members.

(f) In the event that any Nominee shall cease to serve for any reason, Holdings shall be entitled to designate such person’s successor in accordance with this Agreement (regardless of Holdings’ Beneficial Ownership of Common Stock at the time of such vacancy) and the Board shall promptly fill the vacancy with such successor nominee; it being understood that any such designee shall serve the remainder of the term of the director whom such designee replaces.

(g) If a Nominee is not appointed or elected to the Board because of such person’s death, disability, disqualification, withdrawal as a nominee or for any other reason is unavailable or unable to serve on the Board, Holdings shall be entitled to designate promptly another nominee and the director position for which the original Nominee was nominated shall not be filled pending such designation.

(h) So long as Holdings has the right to nominate at least one Nominee under Section 1(a) or any such Nominee is serving on the Board, the Company shall maintain in effect at all times directors and officers indemnity insurance coverage reasonably satisfactory to Holdings, and the Company’s Amended and Restated Certificate of Incorporation and Bylaws (each as may be further amended, supplemented or waived in accordance with its terms) shall at all times provide for indemnification, exculpation and advancement of expenses to the fullest extent permitted under applicable law.

(i) At any time that Holdings shall have any nomination rights under Section 1(a), the Company shall not increase or decrease the number of Directors serving on the Board without the prior written consent of Holdings.

(j) At such time as the Company ceases to be a “controlled company” and is required by applicable law or the New York Stock Exchange (the “Exchange”) listing standards to have a majority of the Board comprised of “independent directors” (subject in each case to any applicable phase-in periods), the Nominees shall include a number of persons that qualify as “independent directors” under applicable law and the Exchange listing standards such that, together with any other “independent directors” then serving on the Board that are not Nominees, the Board is comprised of a majority of “independent directors.”; provided that at any time that Holdings shall have any nomination rights under Section 1(a), Holdings shall be entitled to nominate at least one Nominee who does not qualify as an “independent director.”

(k) At any time that Holdings shall have any nomination rights under Section 1(a), the Company shall not take any action, including making or recommending any amendment to Company’s Amended and Restated Certificate of Incorporation or Bylaws (each as may be further amended, supplemented or waived in accordance with its terms) that could reasonably be expected to adversely affect Holdings’ rights under this Agreement, in each case without the prior written consent of Holdings.

(l) The Company recognizes that each Nominee (i) will from time to time receive non-public information concerning the Company, and (ii) may share such information with other individuals associated with Holdings that designated such Nominee. The Company hereby irrevocably consents to such sharing. Holdings agrees that it will keep confidential and not disclose or divulge to any third party any confidential information regarding the Company it receives from the Company or a Nominee, unless such information (x) is available or becomes available to the public in general, (y) is or has been independently developed or conceived by Holdings without use of the Company’s confidential information or (z) is or has been made known or disclosed to Holdings by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that Holdings may disclose confidential information (I) to its Affiliates (other than portfolio companies), (II) to each of its and its Affiliate’s (other than portfolio companies) attorneys, accountants, consultants, advisors and other professionals to the extent necessary to obtain their services in connection with evaluating the information, or (III) as may be required by law or legal, judicial or regulatory process or requested by any regulatory or self-regulatory authority or examiner, provided that Holdings takes reasonable steps to minimize the extent of any required disclosure.

2. Company Obligations. The Company agrees that prior to the date that Holdings ceases to Beneficially Own shares of Common Stock representing at least 5% of the total voting power of the then outstanding Common Stock, (i) each Nominee is included in the Board’s slate of nominees to the stockholders (the “Board’s Slate”) for each election of members of the Board; and (ii) each Nominee is included in the proxy statement prepared by management of the Company in connection with soliciting proxies for every meeting of the stockholders of the Company called with respect to the election of members of the Board (each, a “Director Election Proxy Statement”), and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of the Company or the Board with respect to the election of members of the Board. Holdings will promptly report to the Company after Holdings ceases to Beneficially Own shares of Common Stock representing at least 5% of the Original Amount, such that the Company is informed of when this obligation terminates. The calculation of the number of Nominees that Holdings is entitled to nominate to the Board’s Slate for any election of directors shall be based on the percentage of the total voting power of the then outstanding Common Stock then Beneficially Owned by Holdings (“Holdings Voting Control”) immediately prior to the mailing to shareholders of the Director Election Proxy Statement relating to such election (or, if earlier, the filing of the definitive Director Election Proxy Statement with the U.S. Securities and Exchange Commission). Unless Holdings notifies the Company otherwise prior to the mailing to shareholders of the Director Election Proxy Statement relating to an election of directors (or, if earlier, the filing of the definitive Director Election Proxy Statement with the U.S. Securities and Exchange Commission), the Nominees for such election shall be presumed to be the same Nominees currently serving on the Board, and no further action shall be required of Holdings for the Board to include such Nominees on the Board’s Slate; provided, that, in the event Holdings is no longer entitled to nominate the full number of Nominees then serving on the Board, Holdings shall provide advance written notice to the Company of which currently servicing Nominee(s) shall be excluded from the Board Slate, and of any other changes to the list of Nominees. If Holdings fails to provide such notice prior to the mailing to shareholders of the Director Election Proxy Statement relating to such election (or, if earlier, the filing of the definitive Director Election Proxy Statement with the U.S. Securities and Exchange Commission), a majority of the “independent directors” then serving on the Board shall determine which of the nominees in the class up for election in the next annual meeting then serving on the Board will be included in the Board’s Slate. Furthermore, the Company agrees for so long as the Company qualifies as a “controlled company” under the rules of the Exchange the Company will elect to be a “controlled company” for purposes of the Exchange and will disclose in its annual meeting proxy statement that it is a “controlled company” and the basis for that determination. The Company and Holdings acknowledge and agree that, as of the Effective Date, the Company is a “controlled company.” The Company agrees to provide written notice of the preparation of a Director Election Proxy Statement to Holdings at least 20 business days, but no more than 40 business days, prior to the earlier of the mailing and the filing date of any Director Election Proxy Statement.

3. Amendment and Waiver. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by the Company and Holdings, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law. Holdings shall not be obligated to nominate all (or any) of the Nominees it is entitled to nominate pursuant to this Agreement for any election of directors but the failure to do so shall not constitute a waiver of its rights hereunder with respect to future elections; provided, however, that in the event Holdings fails to nominate all (or any) of the Nominees it is entitled to nominate pursuant to this Agreement prior to the mailing to shareholders of the Director Election Proxy Statement relating to such election (or, if earlier, the filing of the definitive Director Election Proxy Statement with the U.S. Securities and Exchange Commission), the Compensation and Nominating Committee of the Board shall be entitled to nominate individuals in lieu of such Nominees for inclusion in the Board’s Slate and the applicable Director Election Proxy Statement with respect to the election for which such failure occurred and Holdings shall be deemed to have waived its rights under Section 1 and Section 2 with respect to such election (but solely with respect to such election and not any subsequent election); provided, further, however, that any such waiver shall only be effective if the Company has provided written notice to Holdings of such Director Election Proxy Statement no less than 20 business days, and no more than 40 business days, prior to the earlier of the mailing or filing date of such Director Election Proxy Statement. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

4. Benefit of Parties. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors and assigns. Notwithstanding the foregoing, the Company may not assign any of its rights or obligations hereunder without the prior written consent of Holdings. Except as otherwise expressly provided in Section 6 and the last sentence of Section 7(b), nothing herein contained shall confer or is intended to confer on any third party or entity that is not a party to this Agreement any rights under this Agreement.

5. Assignment. Upon written notice to the Company, Holdings may assign to any of its Affiliates (other than a portfolio company) all of its rights hereunder and, following such assignment, such assignee shall be deemed to be “Holdings” for all purposes hereunder but no such assignment shall relieve the assignor of any of its obligations hereunder.

6. Indemnification. The Company shall defend, indemnify and hold harmless Holdings, its respective Affiliates, partners, employees, agents, directors, managers, officers and controlling persons (collectively, the “Indemnified Parties”) from and against any and all actions, causes of action, suits, claims, liabilities, losses, damages, costs, expenses, or other obligations of any kind or nature (whether accrued or fixed, absolute or contingent) in connection therewith (including reasonable attorneys’ fees and expenses) incurred by the Indemnified Parties before or after the date of this Agreement (each, an “Action”) arising directly or indirectly out of, or in any way relating to, (i) Holdings or its Affiliates’ Beneficial Ownership of Common Stock or other equity securities of the Company or control or ability to influence the Company or any of its subsidiaries (other than, in the case of any Indemnified Party, any such Actions (x) to the extent such Actions arise out of any breach of this Agreement by such Indemnified Party or its Affiliates or the breach of any fiduciary or other duty or obligation of such Indemnified Party to its direct or indirect equity holders, creditors or Affiliates or (y) to the extent such Actions are directly caused by such Indemnified Party’s willful misconduct), (ii) the business, operations, properties, assets or other rights or liabilities of the Company or any of its subsidiaries or (iii) any services provided prior, on or after the date of this Agreement by Holdings or its Affiliates to the Company or any of its subsidiaries. The Company shall defend at its own cost and expense in respect of any Action which may be brought against the Company and/or its Affiliates and the Indemnified Parties. The Company shall defend at its own cost and expense any and all Actions which may be brought in which the Indemnified Parties may be impleaded with others upon any Action by the Indemnified Parties, except that if such Actions shall be proven to be the direct result of gross negligence, bad faith or willful misconduct by any of the Indemnified Parties, then such Indemnified Party shall reimburse the Company for the costs of defense and other costs incurred by the Company in proportion to such Indemnified Party’s culpability as proven. In the event of the assertion against any Indemnified Party of any Action or the commencement of any Action, the Company shall be entitled to participate in such Action and in the investigation of such Action and, after written notice from the Company to such Indemnified Party, to assume the investigation or defense of such Action with counsel of the Company’s choice at the Company’s expense; provided, however, that such counsel shall be reasonably satisfactory to the Indemnified Party. Notwithstanding anything to the contrary contained herein, the Company may retain one firm of counsel to represent all Indemnified Parties in such Action; provided, however, that the Indemnified Party shall have the right to employ a single firm of separate counsel (and any necessary local counsel) and to participate in the defense or investigation of such Action and the Company shall bear the expense of such separate counsel (and local counsel, if applicable), if (x) in the opinion of counsel to the Indemnified Party use of counsel of the Company’s choice could reasonably be expected to give rise to a conflict of interest, (y) the Company shall not have employed counsel satisfactory to the Indemnified Party to represent the Indemnified Party within a reasonable time after notice of the assertion of any such Action or (z) the Company shall authorize the Indemnified Party to employ separate counsel at the Company’s expense. The Company further agrees that with respect to any Indemnified Party who is employed, retained or otherwise associated with, or appointed or nominated by, Holdings or any of its Affiliates and who acts or serves as a director, officer, manager, fiduciary, employee, consultant, advisor or agent of, for or to the Company or any of its subsidiaries, that the Company or such subsidiaries, as applicable, shall be primarily liable for all indemnification, reimbursements, advancements or similar payments (the “Indemnity Obligations”) afforded to such Indemnified Party acting in such capacity or capacities on behalf or at the request of the Company, whether the Indemnity

Obligations are created by law, organizational or constituent documents, contract (including this Agreement) or otherwise. The Company hereby agrees that in no event shall the Company or any of its subsidiaries have any right or claim against Holdings or any of its Affiliates for contribution or have rights of subrogation against Holdings or any of its Affiliates through an Indemnified Party for any payment made by the Company or any of its subsidiaries with respect to any Indemnity Obligation. In addition, the Company hereby agrees that in the event that Holdings or any of its Affiliates pays or advances an Indemnified Party any expenses with respect to an Indemnity Obligation, the Company will, or will cause its subsidiaries to, as applicable, promptly reimburse Holdings or its Affiliate, for such payment or advance upon request; subject to the receipt by the Company of a written undertaking executed by the Indemnified Party and Holdings or its Affiliate to repay any such amounts if it shall ultimately be determined by a court of competent jurisdiction that such Indemnified Party was not entitled to be indemnified by the Company. The foregoing right to indemnity shall be in addition to any rights that any Indemnified Party may have at common law or otherwise and shall remain in full force and effect following the termination of this Agreement and the completion or any termination of the engagement or other service relationship of such Indemnified Party acting in such capacity or capacities on behalf or at the request of the Company. If for any reason the foregoing indemnification is unavailable to any Indemnified Party or insufficient to hold it harmless as and to the extent contemplated by this Section 7, then the Company shall contribute to the amount paid or payable by the Indemnified Party as a result of such Action in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Indemnified Party, as the case may be, on the other hand, as well as any other relevant equitable considerations. This Section 7(a) shall not apply with respect to any taxes, other than taxes that represent causes of action, suits, claims, liabilities, losses, damages, costs, expenses, or obligations arising from a non-tax claim.

7. Headings. Headings are for ease of reference only and shall not form a part of this Agreement.

8. Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of Delaware without giving effect to the principles of conflicts of laws thereof.

9. Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement may be brought against any of the parties in any federal court located in the State of Delaware or any Delaware state court, and each of the parties hereby consents to the exclusive jurisdiction of such court (and of the appropriate appellate courts) in any such suit, action or proceeding and waives any objection to venue laid therein. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each of the parties agrees that service of process upon such party at the address referred to in Section 17, together with written notice of such service to such party, shall be deemed effective service of process upon such party.

10. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.

11. Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings and negotiations, both written and oral, among the parties with respect to the subject matter hereof.

12. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original. This Agreement shall become effective when each party shall have received a counterpart hereof signed by each of the other parties. An executed copy or counterpart hereof delivered by facsimile shall be deemed an original instrument.

13. Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

14. Further Assurances. Each of the parties hereto shall execute and deliver such further instruments and do such further acts and things as may be required to carry out the intent and purpose of this Agreement.

15. Specific Performance. Each of the parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any federal or state court located in the State of Delaware, in addition to any other remedy to which they are entitled at law or in equity.

16. Notices. All notices, requests and other communications to any party or to the Company shall be in writing (including email, telecopy or similar writing) and shall be given,

If to the Company:

Madison Air Solutions Corporation

444 West Lake Street, Suite 4460

Chicago, IL 60606

Attention: John Lavorato, General Counsel

Email: [****]

With a copy to (which shall not constitute notice):

Kirkland & Ellis LLP

333 West Wolf Point Plaza
Chicago, IL 60654
Attention: Robert M. Hayward, P.C., Robert E. Goedert, P.C., A.J. Million
Email: [****], [****], [****]

If to Holdings:

Madison Industries Holdings LLC

444 West Lake Street, Suite 4400

Chicago, IL 60606

Attention: Larry W. Gies

Email: [****]

With a copy to (which shall not constitute notice):

Paul Hastings LLP

71 S. Wacker Drive, 45th Floor
Chicago, IL 60606
Attention: Brian Richards
Email: [****]

or to such other address or telecopier number as such party or the Company may hereafter specify for the purpose by notice to the other parties and the Company. Each such notice, request or other communication shall be effective when delivered at the address specified in this Section 17 during regular business hours.

* * * * *

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

MADISON AIR SOLUTIONS CORPORATION

By:	/s/ John Lavorato
Name: John Lavorato
Title: General Counsel

MADISON INDUSTRIES HOLDINGS LLC

By:	/s/ Larry W. Gies
Name: Larry W. Gies
Title: Manager

[Signature Page to Director Nomination Agreement]